H11000208442

FILED
2011 AUG 22 PM 2:27
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Don Marcos Trading Co.
(Name of Corporation as currently filed with the Florida Dept. of State)

P99000042965
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Saga Energy, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: *(Principal office address MUST BE A STREET ADDRESS)*

1509 East Chapman Avenue
Orange, CA 92866

C. Enter new mailing address, if applicable: *(Mailing address MAY BE A POST OFFICE BOX)*

1509 East Chapman Avenue
Orange, CA 92866

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: Registered Agent Solutions, Inc.

New Registered Office Address: 155 Office Plaza Dr., Suite A
(Florida street address)

Tallahassee, Florida 32301
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Sandra Linares, Assistant Secretary
Signature of New Registered Agent, if changing

H11000208442

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
President/ Director	Earl T. Shannon	P.O. Box 7850 Ft. Lauderdale, FL 33338-7850	☐ Add ☑ Remove
CFO/Director	Scott W. Bodenweber	P.O. Box 7850 Ft. Lauderdale, FL 33338-7850	☐ Add ☑ Remove
Executive Vice President/ Director	Steven W. Hudson	P.O. Box 7850 Ft. Lauderdale, FL 33338-7850	☐ Add ☑ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
Secretary/ Director	Peter Wright	P.O. Box 7650 Ft. Lauderdale, FL 33338-7650	☐ Add ☒ Remove
Director	Mark E. Tupper	P.O. Box 7650 Ft. Lauderdale, FL 33338-7650	☐ Add ☒ Remove
CEO/President/ Director	Ilyas Chaudhary	1508 East Chapman Avenue Orange, CA 92868	☒ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). *(Be specific)*

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

H11000208442

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
Director	George Djuhari	1509 East Chapman Avenue Orange, CA 92868	☑ Add ☐ Remove
Secretary	Aamna Virk	1509 East Chapman Avenue Orange, CA 92868	☑ Add ☐ Remove
Director	Boedi Tjahjono	1509 East Chapman Avenue Orange, CA 92868	☑ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

H11000208442

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
CFO	Dading Soetarso	1609 East Chapman Avenue Orange, CA 92866	☑ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

H11000208442

The date of each amendment(s) adoption: August 18, 2011
(date of adoption is required)

Effective date (if applicable): ____________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated August 18, 2011

Signature ____________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Ilyas Chaudhary
(Typed or printed name of person signing)

President and Chief Executive Officer
(Title of person signing)

H11000208442